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                                                                       EXHIBIT 2

                             SHAREHOLDERS AGREEMENT

    This shareholders agreement (this "Agreement") is made as of February 11, 1997 by and among PREFERRED EMPLOYERS HOLDINGS, INC., having an address at 10800 Biscayne Boulevard, 10th Floor, Miami, Florida 33161 (together with Preferred Employers Group, being the predecessor and a wholly-owned subsidiary of Preferred Employers Holdings, Inc., the "Company"), MEL HARRIS, an individual having an address at 10800 Biscayne Boulevard, Penthouse, Miami, Florida 33161 ("Harris") and HOWARD ODZER, an individual having an address at 1399 Northeast 103rd Street, Miami Shores, Florida 33138 ("Odzer" and, together with Harris, the "Shareholders").

                                   WITNESSETH

    WHEREAS, the Company and the Shareholders were parties to that certain Amended and Restated Shareholders Agreement dated as of May 15, 1995 (the "Original Shareholders Agreement"; capitalized terms not otherwise defined herein shall have the meanings assigned thereto in the Original Shareholders Agreement);

    WHEREAS, the Company completed an initial public offering of its stock under the Securities Act of 1933, as amended, pursuant to a prospectus dated February 5, 1997 (the "Offering");

    WHEREAS, pursuant to the terms of the Original Shareholders Agreement, such Agreement terminated immediately prior to completion of the Offering;

    WHEREAS, the Company and the Shareholders desire to enter into this Shareholders Agreement pursuant to Section 17(b) of the Original Shareholders Agreement.

    NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

    1. INDEMNIFICATION. (a) Each Shareholder (including here and hereinafter, the heirs, executors, administrators or estate of such Shareholder) who is or was a director, officer, agent or employee of the Company or who is or was serving at the request of the Company in the position of a director, officer, trustee, partner, agent or employee of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the Company as of right to the fullest extent permitted or authorized by current or future legislation or by current or future judicial or administrative decision (but, in the case of any future legislation or decision, only to the extent that it permits the Company to provide broader indemnification rights than permitted prior to the legislation or decision), against all fines, liabilities, settlements, costs and expenses, including attorneys' fees, asserted against him or incurred by him (whether arising out of actions or omissions occurring before or after the date hereof) in his capacity as such director, officer, trustee, partner, agent or employee, or arising out of his status as such director, officer, trustee, partner, agent or employee. The foregoing right of indemnification shall not be exclusive of other rights to which those seeking indemnification may be entitled.

    (b) Subject to the provisions of Section 1(c) hereof, costs, charges and expenses (including reasonable attorneys' fees) incurred by a person referred to in Section 1(a) hereof in defending a civil or criminal suit, action or proceeding shall be paid promptly by the Company, as statements therefor are received, in advance of the final disposition thereof, upon receipt of an undertaking to repay all amounts advanced if it is ultimately determined that the person is not entitled to be indemnified by the Company as authorized by this Section 1.

    (c) Promptly after a Shareholder (or his heirs, executors, administrators and estate) (collectively, an "Indemnified Person") receives notice of the commencement of any action or other proceeding in respect of which indemnification or reimbursement may be sought under this Section 1, such Indemnified Person will notify the Company thereof; but the omission so to notify the Company shall not relieve the Company from any obligation under this
Section 1 unless, and only to the extent that, such omission results in prejudice to the rights and interests of the Company. If any such action or other proceeding shall be

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brought against any Indemnified Person, the Company shall, upon written notice given reasonably promptly following the Indemnified Person's notice to the Company of such action or proceeding, be entitled to assume the defense thereof at the Company's expense with counsel chosen by the Company, provided, however, that any Indemnified Person may at his own expense retain separate counsel to participate in such defense. Notwithstanding the foregoing, such Indemnified Person shall have the right to employ separate counsel at the Company's expense and to control his own defense of such action or proceeding if (i) the Company has failed promptly to assume the defense, or (ii) in the reasonable opinion of counsel to the Company, there is a conflict of interest arising from the fact that the same counsel is representing both the Company and the Indemnified Person or there is a potential conflict of interest between the Company and such Indemnified Person that would make such separate representation advisable. The Company will not, without the prior written consent of the Indemnified Person, settle, compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened claim, action or proceeding in respect of which indemnification or reimbursement may be sought under this Section 1 (whether or not the Indemnified Person is a party thereto) unless such settlement, compromise, consent or termination includes an unconditional release of the Indemnified Person from all liability arising or that may arise out of such claim, action or proceeding.

    (d) If this Section 1 or any portion of it is invalidated on any ground by a court of competent jurisdiction, the Company shall nevertheless indemnify each Shareholder (and his heirs, executors, administrators and estate) to the fullest extent permitted by all portions of this Section 1 that has not been invalidated and to the fullest extent permitted by law.

    (e) This Section 1 is intended for the benefit of, and shall be enforceable by, the Shareholders (and the heirs, executors, administrators and estate of such persons) and shall be binding on the Company and its respective successors and assigns.

    2. REGISTRATION RIGHTS; TAG-ALONG RIGHTS. The Company agrees that Odzer (and/or members of Odzer's family or any entity owned by Odzer or Odzer's family) shall be granted registration rights (including with respect to those shares held in escrow pursuant to that certain Share Escrow Agreement dated February 5, 1997, once such shares have been released from escrow) PARI PASSU with those granted to Harris (and/or members of Harris' family), if any, pro rata based on the number of shares of Stock owned by them at the time any such rights are granted. In the event Harris (or members of Harris' family) proposes to transfer any shares of Stock, to a bona fide third party purchaser, Harris shall offer Odzer (and/or members of Odzer's family or any entity owned by Odzer or Odzer's family) the right to participate in such transfer on a pro rata basis, at the same price and upon identical terms and conditions, as such proposed transfer by Harris.

    3. RIGHT OF FIRST REFUSAL. (a) A Shareholder (the "Offering Shareholder") who proposes to dispose of any shares of Stock shall give a notice (the "Notice") signed by the offering Shareholder to the Company and on the same day give Notice to the other Shareholder (the "Non-Offering Shareholder") of such Offering Shareholder's proposed disposition; PROVIDED, HOWEVER, that no Notice of any proposed disposition by sale of the offered Shares shall be valid unless the Offering Shareholder shall have received prior to the date of the Notice an offer therefor in writing from any BONA FIDE purchaser stating the price, terms, and conditions of the proposed sale. The Notice shall specify the number of shares (the "Offered Shares") the Offering Shareholder intends to dispose of, identify and give the address of the person to whom the Offering Shareholder proposes to dispose of the Offered Shares, and indicate the price, terms, and conditions of the proposed disposition. The Company shall have the irrevocable and exclusive first option, but not the obligation, to purchase all, but not part, of the Offered Shares, at the price and upon any terms and conditions equal to those offered by the prospective purchaser, provided that the Company gives notice of its election to purchase the Offered Shares to the Offering Shareholder within 30 days after the Company receives the Notice.

    (b) If the Company does not elect to purchase all of the Offered Shares as provided in Section 3(a) above, then the Offering Shareholders shall thereafter provide the Non-Offering Shareholder with a notice (the "Second Notice") that the Company has not so elected, and the Non-Offering Shareholder

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shall have the irrevocable and exclusive second option, but not the obligation, to purchase all, but not part, of the Offered Shares, at the price and upon such terms and conditions as those offered by the prospective purchaser. If the Non-Offering Shareholder elects to purchase the Offered Shares he shall give notice of such election to the Offering Shareholder within 10 days after the receipt of the Second Notice by the Non-Offering Shareholder and the purchase thereof shall be closed within 40 days after receipt of the Second Notice.

    (c) If an Offering Shareholder gives the required Notice, and the Second Notice, and the Company and the Non-Offering Shareholder do not elect, pursuant to Sections 3(a) and 3(b) , to purchase the Offered Shares, the Offering Shareholder may dispose of the Offered Shares to the person or persons, at the price, and on the terms and conditions specified in the Notice, provided that each such person acquiring the Offered Shares becomes a party to this Agreement upon such acquisition, and any shares not so disposed of by such Offering Shareholder may not thereafter be disposed of, except in compliance with the terms and conditions of this Agreement.

    (d) The provisions of Section 3 shall remain in effect for so long as Odzer owns more than fifteen percent (15%) of the outstanding Stock of the Company. Furthermore, the Proxy given as of May 15, 1995 shall continue irrevocable for so long as this Section 3 remains in full force and effect.

    (e) The provisions of Section 3 shall not apply to (i) any proposed dispositions to be made pursuant to Rule 144 or any Registration Statement in effect under the Securities Act of 1933, as amended, or (ii) any transfers by a Shareholder of shares of Stock or beneficial interests therein to their respective spouses, or other immediate family members, or to a trust or other entity for the sole benefit of any of the foregoing; provided that any such transferee agrees to be bound by the terms of this Agreement.

    4. NOTICES. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or delivered against receipt to the party to whom it is to be given at the address of such party set forth below (or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 4):

Mr. Harris:                     10800 Biscayne Boulevard, Penthouse
                                Miami, Florida 33161

            with a copy (which copy shall not constitute notice) to:

                                Donald J. Bezahler, Esq.
                                Baer Marks & Upham LLP
                                805 Third Avenue, 20th Floor
                                New York, New York 10022-7513

Mr. Odzer:                      1399 Northeast 103rd Street
                                Miami Shores, Florida 33138

            with a copy (which copy shall not constitute notice) to:

                                Thomas R. McGuigan, P.A.
                                Steel Hector & Davis
                                200 South Biscayne Blvd., 40th Floor
                                Miami, Florida 33131-2398

The Company:                    10800 Biscayne Boulevard, 10th Floor
                                Miami, Florida 33161

            with a copy (which copy shall not constitute notice) to:

                                Donald J. Bezahler, Esq.
                                Baer Marks & Upham LLP
                                805 Third Avenue, 20th Floor
                                New York, New York 10022-7513

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    Notice to the estate of any party shall be sufficient if addressed to the party as provided in this Section 4. Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof.

    5. MISCELLANEOUS. (a) This Agreement may be amended at any time and from time to time by unanimous written agreement of the Shareholders.

    (b) This Agreement and the rights of the parties hereunder shall be governed by, and construed in accordance with, the laws of the state of Florida, without giving effect to rules governing conflicts of law.

    (c) This Agreement and the rights and obligations hereunder, may not be assigned and any such assignment shall be void and null. Except as otherwise specifically provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their legal representatives, heirs, administrators, executors, and successors.

    (d) Captions and section headings contained in this Agreement are inserted only as a matter of convenience and in no way define, limit, or extend the scope or intent of this Agreement or any provision hereof.

    (e) If any provision of this Agreement or the application of any provision to any person or circumstance shall be held invalid, the remainder of this Agreement, or the application of that provision to persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

    (f) This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

    (g) Except as otherwise set forth in this Agreement, including in Section 3(d) hereof, the provisions of this Agreement shall remain in effect for six (6) years after Odzer last serves as a director, officer, agent or employee of the Company, or at the request of the Company, serves as a director, officer, trustee, partner, agent or employee of another corporation, partnership, joint venture, trust or other enterprise.

    6. ARBITRATION. (a) Any dispute or controversy arising out of or relating to this Agreement, any document or instrument delivered pursuant to, in connection with, or simultaneously with this Agreement, or any breach of this Agreement or any such document or instrument shall be settled by arbitration to be held in the County of Dade, State of Florida in accordance with the Commercial Arbitration Rules then in effect of the American Arbitration Association or any successor thereto, and judgment upon the award rendered by the Arbitrator(s) may be entered in any Court having jurisdiction thereof. The Arbitrator(s) may grant injunctions or other relief in such dispute or controversy. The costs and expenses of such arbitration shall be assumed as determined by the Arbitrator(s), and each party shall separately pay his own attorneys' fees and expenses.

    (b) Section 6 shall remain in effect for at least six (6) years after Odzer last serves as a director, officer, agent or employee of the Company, or at the request of the Company, serves as a director, officer, trustee, partner, agent or employee of another corporation, partnership, joint venture, trust or other enterprise.

    (c) Notwithstanding anything contained herein to the contrary, any dispute or controversy arising out of or relating to this Agreement with respect to federal securities laws shall not be subject to arbitration as provided by this
Section 6.

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    IN WITNESS WHEREOF,  the undersigned have executed this Agreement as of the
11th day of February, 1997.

                                          /s/ HOWARD ODZER
                                          -------------------------------------------------
                                          Howard Odzer

                                          /s/ MEL HARRIS
                                          -------------------------------------------------
                                          Mel Harris

                                          PREFERRED EMPLOYERS HOLDINGS, INC.
                                          By:        /s/ MEL HARRIS
                                                     --------------------------------------
                                                     Name:      Mel Harris
                                                     Title:     Chairman of the Board and
                                                                Chief Executive Officer

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